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                       SECURITIES AND EXCHANGE COMMISSION,
                             Washington, D.C. 20549


                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                  August 3,1998


                          COMMISSION FILE NUMBER 0-3085



                              WYMAN-GORDON COMPANY
             (Exact name of registrant as specified in its charter)



        MASSACHUSETTS                                   04-1992780
(State or other jurisdiction                         (I.R.S. Employer
incorporation or organization)                      Identification No.)



     244 WORCESTER STREET, BOX 8001, NO. GRAFTON, MASSACHUSETTS 01536-8001
              (Address of principal executive offices and zip code)


        Registrant's telephone number, including area code 508-839-4441









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ITEM 5.   OTHER EVENTS

     On August 3, 1998, Wyman-Gordon Company (NASDAQ: WYMN) announced that it and Titanium Metals Corporation (NYSE: TIE) completed a transaction in which the parties have combined their respective titanium castings businesses into a jointly-owned venture. The joint venture, 80% owned by Wyman-Gordon and 20% by TIMET, consists primarily of Wyman-Gordon's titanium casting business located in Franklin, New Hampshire and TIMET's titanium casting business located in Albany, Oregon. The joint venture will produce investment castings primarily for the aerospace market and will seek to develop new applications for titanium castings.


     In connection with the formation of the joint venture, TIMET has acquired the operating assets of Wyman-Gordon's Millbury, Massachusetts vacuum arc remelting facility which produces titanium ingots for further processing into finished forgings. In addition, Wyman-Gordon and TIMET have entered into a ten-year supply agreement pursuant to which TIMET will supply a portion of Wyman-Gordon's requirements for titanium raw materials for its forging and casting operations.


     Wyman-Gordon Company is a leading manufacturer of high-quality, technologically-advanced forgings, investment castings and composite structures for use in the commercial and defense aerospace, commercial power and energy, and performance product markets.


     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metals products.








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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                                WYMAN-GORDON COMPANY




Date:    8/11/98                                By:  /S/EDWARD J. DAVIS
                                                     Vice President
                                                     Chief Financial Officer
                                                     and Treasurer

















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